SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                  ACCOM, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                                   ACCOM, INC.
                               1490 O'Brien Drive
                              Menlo Park, CA 94025


Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Accom, Inc. ("Accom" or the "Company") which will be held on Thursday, June 15, 2000, at 3:00 p.m. at the Company's executive offices in Menlo Park, California.

     At the Annual Meeting, you will be asked to consider and vote upon the proposals regarding (1) the election of two Class 1 directors of the Company and
(2) the ratification of Ernst & Young LLP as independent auditors of the Company for the calendar year ended December 31, 2000. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

     After  careful   consideration,   the  Company's  Board  of  Directors  has
unanimously approved each proposal and recommends that you vote IN FAVOR OF each proposal.

     After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the reply envelope by no later than June 9, 2000, if possible. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person, and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR UNLESS YOU ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Accom, Inc. 1999 Annual Report on Form 10-K also is enclosed.

     We look forward to seeing you at the Annual Meeting.

                                        Sincerely yours,


                                        /s/ JUNAID SHEIKH
                                        ----------------------------------------
                                        Junaid Sheikh
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

Menlo Park, California
April 28, 2000


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                                    IMPORTANT

Please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed envelope so that if you are unable to attend the Annual Meeting your shares may be voted.
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
                                   ACCOM, INC.

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2000
                    ----------------------------------------

     The Annual Meeting of Stockholders of Accom, Inc. ("Accom" or the "Company") will be held at the Company's executive offices at 1490 O'Brien Drive, Menlo Park, California 94025, on Thursday, June 15, 2000, at 3:00 p.m. for the following purposes:

1. To elect two Class 1 directors of the Company to hold office until the expiration of their respective terms of office and until their respective successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the Company's 2000 calendar year; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof is April 28, 2000. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company for at least ten days prior to the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement. The Proxy Statement further describes the matters to be voted upon at the Annual Meeting. Also, please sign, date and return the enclosed proxy card in the reply envelope provided. If your shares are registered in different names and at different addresses, you may receive more than one Proxy Statement. If that happens, you should return each proxy card to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                        By Order of the Board of Directors,


                                        /s/ DONALD K. MCCAULEY
                                        ----------------------------------------
                                        Donald K. McCauley,
                                        Secretary

Menlo Park, California
April 28, 2000

                                   ACCOM, INC.

                         ------------------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 15, 2000
                         ------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Accom, Inc., a Delaware corporation ("Accom" or the "Company") to be voted upon at the Annual Meeting of Stockholders on Thursday, June 15, 2000 (the "Annual Meeting") at the Company's principal executive offices at 1490 O'Brien Drive, Menlo Park, California 94025 and at any adjournment or adjournments thereof. These proxy materials are expected to be first mailed to stockholders on or about May 12, 2000.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                             REVOCABILITY OF PROXIES

     Any stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of such proxy by providing written notice of such revocation to the Secretary of the Company at the Company's principal executive offices whose mailing address is 1490 O'Brien Drive, Menlo Park, California 94025; by providing a duly executed proxy bearing a later date; or by attending the meeting and voting in person.

                             VOTING AND SOLICITATION

     Stockholders of record at the close of business on April 28, 2000 are entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had 10,185,599 shares of Common Stock outstanding and entitled to vote and approximately 96 stockholders of record, including several holders who are nominees for an undetermined number of beneficial owners. Each holder of Common Stock is entitled to one vote for each share held as of the record date. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof.

     All votes will be tabulated by the inspector of election appointed for the meeting. The inspector will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares abstained or subject to a broker non-vote are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For proposals other than the election of directors, abstentions are counted in tabulations of the votes cast on a proposal presented to stockholders and generally have the same effect as a vote against the proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of the director or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the Annual Meeting, the two nominees receiving the greatest number of votes will be elected as two directors of the Company.

     Each proxy submitted by a stockholder will, unless otherwise directed by the stockholder in the proxy, be voted FOR (a) the election of the two Class 1 director nominees named herein (Proposal No. 1); and (b) ratification of Ernst & Young LLP as independent auditors of the Company for 2000 (Proposal No. 2). The Company's directors and executive officers currently hold Common Stock representing approximately 53% of the Company's outstanding Common Stock and have indicated that they intend to vote all shares of voting stock over which they exercise voting power as of the record date for approval of each of the proposals described in this Proxy Statement.

     If a stockholder has submitted a proxy appropriately directing how the shares represented thereby are to be voted, such shares will be voted according to the stockholder's direction. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the Annual Meeting and elects to vote the shares represented thereby in person.

     The Board of Directors reserves the right to withhold any proposal described herein from a vote at the Annual Meeting if the Board of Directors deems a vote on such proposal to be contrary to the best interests of the Company and its stockholders. In such an event, the proposal withheld will be neither adopted nor defeated.

     The cost of soliciting these proxies consists of the printing, handling and mailing of the proxy card and related materials and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of stock. These costs will be paid by the Company. In order to assure a majority vote will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone, facsimile or electronic means or in person. These persons will receive no extra compensation for their services. The Company reserves the right to have an outside solicitor conduct the solicitation of proxies and to pay such solicitor for its services.

     The Company's Annual Report on Form 10-K for 1999 has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting. Except as set forth in the section entitled "Incorporation by Reference" below, the Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                          -----------------------------
                                 PROPOSAL NO. 1

                          ELECTION OF CLASS 1 DIRECTORS
                          -----------------------------

     The Company's Board of Directors is classified into three classes having staggered terms of three years each. Each director serves until the Annual Meeting of stockholders at which directors of his or her class are to be elected and until their respective successors are duly elected and qualified. The term of the Class 1 directors expires at the Annual Meeting. Therefore, the stockholders are being asked to elect two Class 1 directors at the Annual Meeting. The nominees are listed below. If a quorum is present at the Annual Meeting, the two nominees receiving the greatest number of votes will be elected as the two Class 1 directors.

     Both of the  nominees  for  election  as Class 1  directors  at the  Annual
Meeting set forth in the table below are incumbent directors. Except to the extent that authority to vote for any directors is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that either of the nominees for director should, before the Annual Meeting become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. Proxies cannot be voted for a greater number of persons than the number of nominees herein. Each of the nominees has consented to serve as a director if elected, and to the Company's knowledge, both of the nominees will be available to serve.

Information with Respect to Nominees for Class 1 Directors

     Set forth below is information regarding the two nominees for Class 1 directors, including information furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them, the year in which each became a director of the Company and their ages as of April 20, 2000. There are no family relationships among the two nominees and any directors or executive officers of the Company.


                             Position with           Director  Class/End of Term
Nominees                      the Company     Age     Since      of Director*
--------                     -------------    ---     -----    -----------------
Lionel M. Allan                Director        56     1995       Class 1/2000
Eugene M. Matalene, Jr.        Director        52     1999       Class 1/2000

----------
* If the nominees are elected, the end of their next term as directors will be at the Annual Meeting of Stockholders in 2003.

Business Experience of Nominees for Class 1 Directors

     Lionel M. Allan has served on the Board of Directors since April 1995. Since 1992, Mr. Allan has been President of Allan Advisors, Inc., a board of directors and legal consulting firm. Mr. Allan has served as a director and past Chairman of the Board of KTEH Public Television Channel 54 in San Jose, California, a director of Catalyst Semiconductor, Inc., a semiconductor company, and a director of Global Motorsport Group, Inc., a motorcycle products company, from June 1994 to December 1998.

     Eugene M. Matalene, Jr. has served on the Board of Directors since March 1999. Since 1997, Mr. Matalene has served as President of Strata Capital Management Corp., a merchant bank. He was a Managing Director of Furman Selz, an investment bank, from 1996 to 1997 and a Managing Director of PaineWebber Incorporated, an investment bank, from 1989 to 1996. Since 1990, Mr. Matalene has been a director of American Bankers Insurance Group, Inc., a specialty insurance products company.

Information with Respect to Other Directors

     Set forth below is information regarding the directors of the Company whose terms of office continue beyond the Annual Meeting and who are not up for reelection at the Annual Meeting. This information was furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them, the year in which each became a director of the Company and their ages as of April 20, 2000. There are no family relationships among any of the directors or executive officers of the Company.

                                                              Director  Class/End of Term
Director Name        Position with the Company          Age    Since       of Director
-------------        -------------------------          ---    -----       -----------
Junaid Sheikh        Chairman of the Board, President,   46     1988       Class 3/2002
                     and Chief Executive Officer
Thomas E. Fanella    Director                            53     1997       Class 2/2001
David A. Lahar       Director                            42     1998       Class 2/2001
Michael Luckwell     Director                            57     1999       Class 3/2002

Business Experience of Other Directors

     Junaid Sheikh has served as the Chairman of the Board of Directors since June 1988 and as the Company's President and Chief Executive Officer since November 1991. Mr. Sheikh was also the President and Chairman of the Board of Directors of Axial Systems Corporation, a maker of on-line editing systems, from May 1990 to October 1991.

     Thomas E. Fanella has served on the Board of Directors since March 1997. Since August 1988, Mr. Fanella has been President and Chief Executive Officer of KTEH Public Television Channel 54 in San Jose, California. Mr. Fanella is also a director of the Catholic Television Network, the Pacific Mountain Network and the Silicon Valley Forum.

     David A. Lahar has served on the Board of Directors since February 1998. Since September 1992, Mr. Lahar has been a Managing Director of EOS Capital, Inc., an investment, venture capital and consulting firm. Since July 1999, Mr. Lahar has been a director, Executive Vice President and Co-founder of QualPro Corp., a supplier of aerospace components and fabrication services. From 1992 to June 1996, Mr. Lahar was the President of Aurora Electronics, Inc., a company which he co-founded and which is a provider of spare parts distribution services and electronics recycling and recovery services to computer manufacturers and field service providers. From 1986 to 1992, Mr. Lahar was a Managing Director in the Investment Banking Division of PaineWebber Incorporated.

     Michael Luckwell has served on the Board of Directors since May 1999. Since 1986, Mr. Luckwell's principal occupation has been as an individual investor and a manager of his personal investments. In addition, for six months in 1995, Mr. Luckwell served as the Chief Executive of Riverside Plc, a company based in England which operated health and fitness centers. Since December 1999, Mr. Luckwell has been a director and Chairman of the Board of Convergence Holdings Plc, a company publicly traded on the Alternative Investment Market, London, and based in England. Mr. Luckwell has been a director of HIT Entertainment Plc, a publicly traded entertainment company based in England, since May 1993. In 1970, Mr. Luckwell founded The Moving Picture Company, a leading European video facility and film and television production company. In 1983, The Moving Picture Company was merged with Carlton Communications Plc, and Mr. Luckwell served as the Managing Director of Carlton until 1986.

Arrangements in Connection with the Election of the Two Nominees and Other Directors

     On March 12, 1999, the Company issued Senior Subordinated Convertible Notes due March 12, 2004 (the "Convertible Notes") in the aggregate principal amount of $3,500,000 to a group of six investors led by American Bankers Insurance Group, Inc. ("American Bankers"), including Mr. Matalene. So long as American Bankers holds either shares or Convertible Notes representing at least 50% of the Company's Common Stock (the "Common Stock") issuable upon conversion of the Convertible Notes, American Bankers has the right to nominate an individual as a member of the Company's management slate of directors submitted for election to the Company's Board of Directors. American Bankers nominated Mr. Matalene, a director of American Bankers, who has served as a member of the Company's Board of Directors since March 1999.

     On December 10, 1998, the Company entered into a Stock Purchase Agreement with Michael Luckwell, pursuant to which Mr. Luckwell purchased $1,500,000 of Common Stock of the Company. Pursuant to the Stock Purchase Agreement, Mr. Luckwell has the right to be nominated as a member of the Company's management slate of directors submitted for election to the Company's Board of Directors. Mr. Luckwell requested to be appointed to the Board of Directors and has served as a member of the Company's Board of Directors since March 1999.

Compensation of Directors

     Of the Company's six directors, one director is a salaried employee of the Company. Directors who are employees of the Company do not receive any additional compensation or benefits for their service as directors.

     The five remaining non-employee directors are compensated for their services through the issuance of stock options. When first elected or appointed as directors, non-employee directors are granted non-statutory stock options to purchase 10,000 shares of Common Stock. Then, after each Annual Meeting, each non-employee director currently receives options to purchase 5,000 shares of Common Stock, provided the non-employee directors has served on the Board of Directors for at least six months. All such options expire 10 years from the date of grant, have an exercise price at the fair market value of the Common Stock on the date of grant and are immediately exercisable. The Company does not have a right to repurchase the shares issuable upon exercise of the options.

     In accordance with the Company's standard arrangements, the Company made the following issuances in 1999. Messrs. Allan, Fanella, and Lahar were issued 5,000 options upon re-election as directors of the Company on July 20, 1999. Mr. Matalene was issued 10,000 options upon his first becoming a director of the Company on March 12, 1999. Mr. Luckwell was issued 10,000 options upon his first becoming a director of the Company on May 4, 1999.

     See "Certain Relationships and Related Transactions" below for a discussion of certain transactions between the Company and certain members of the Board of Directors.

Board Meetings and Committees

     The Board of Directors held a total of four meetings in 1999. During 1999, one meeting of the Company's Audit Committee was held. The Audit Committee is comprised of Mr. Allan as Chairman and Messrs. Fanella and Luckwell. During November 1999, the Board of Direcotrs appointed a Compensation Committee comprised of Mr. Luckwell as Chairman and Messrs. Lahar and Matalene. The
Compensation Committee held no meetings during 1999, and all functions and activities of the Compensation Committee were carried out by the Board during 1999. Each director and incumbent director attended at least 75% of the board meetings and meetings of the committee on which they served during 1999

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Report of the Board of Directors

     During 1999, the Board of Directors had general responsibility for establishing the compensation payable to the Company's executive officers and other key executives and had the sole and exclusive authority to administer the Company's 1995 Stock Option/Stock Issuance Plan (the "Stock Option Plan") under which grants may be made to such individuals. Prior to September 15, 1996, such functions were performed by the Compensation Committee of the Board. During 2000, the Company expects such functions to be performed by the Compensation Committee.

     General Compensation Policy. Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable and discretionary bonus awards payable in cash and tied to the achievement of certain performance goals for the Company or the executive and (iii) long-term, stock-based incentive awards that are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

     Base Salary. The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he has responsibility, the compensation levels at companies that compete with the Company for business and executive talent and the incentives necessary to attract and retain qualified management. Base salary is reevaluated each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

     Cash-Based Incentive Compensation. Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving company-wide goals.

     Long-Term Incentive Compensation. The Company has utilized the Stock Option Plan to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his performance and responsibilities, and internal comparability considerations. In addition, the Board of Directors takes into account each individual's position with the Company and his existing holdings of unvested options. Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share, typically the fair market value on the date of grant, over a specified period of time of up to 10 years. The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

     CEO Compensation. In setting the compensation payable during the 1999 fiscal year to the Company's Chief Executive Officer, Junaid Sheikh, the Board of Directors used the same factors as described above for the executive officers. The Board of Directors established a combination compensation package for Mr. Sheikh, including a base salary and stock option grants in line with those received by other executives of comparably-sized companies in similar industries.

                                        The Board of Directors

                                        Junaid Sheikh
                                        Lionel M. Allan
                                        Thomas E. Fanella
                                        David A. Lahar
                                        Michael Luckwell
                                        Eugene M. Matalene, Jr.

Compensation Committee Interlocks and Insider Participation

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board of Directors. Mr. Sheikh, Chairman of the Board of Directors, is also President and Chief Executive Officer of the Company. Mr. Sheikh participated in deliberations of the Board of Directors concerning executive officer compensation.

Stock Performance Graph

     The following graph shows a comparison of cumulative total stockholder returns for the Company, the Nasdaq Total Return Index, and the Hambrecht & Quist Technology Index for the period commencing September 26, 1995, the date of the initial public offering of the Company's Common Stock, to the last day of the Company's fiscal year on December 31, 1999. (The following descriptive data is supplied in accordance with Rule 304 (d) of Regulation S-T.)

                                    9/26/95   9/30/95   9/30/96   9/30/97   9/30/98   12/31/98  12/31/99
                                    -------   -------   -------   -------   -------   -------   -------
Accom, Inc.                          $ 100    $ 97.22   $ 22.22   $ 29.17   $  4.17   $  6.94   $  7.64
NASDAQ Total Return Index            $ 100    $100.55   $119.31   $163.83   $166.60   $216.20   $390.59
Hambrecht & Quist Technology Index   $ 100    $101.14   $111.02   $165.53   $153.80   $217.10   $484.86

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Report of the Board of Directors on Executive Compensation and Stock Performance Graph are not to be incorporated by reference into any of those previous filings; nor is such report or graph to be incorporated by reference into any future filings which the Company may make under those statutes.

Summary of Cash and Certain Other Compensation

     The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for the fiscal year ended December 31, 1999 was in excess of $100,000 (collectively, the "Named Officers") for services rendered in all capacities to the Company for that year. The Company changed its fiscal year from September 30 to December 31 in December 1998. As a result, the table below reflects compensation information for the fiscal year ended December 31, 1999, the calendar year ended December 31, 1998, the fiscal year ended September 30, 1998 and the fiscal year ended September 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                   Annual           Long-Term
                                                  Fiscal or      Compensation      Compensation
                                         Fiscal   Calendar   --------------------   -----------
                                          Year      Year                            Securities      All Other
Name and Present                         Ended      Ended    Salary       Bonus     Underlying    Compensation
Principal Position                      Sept. 30   Dec. 31     ($)        ($)(1)    Options(#)*        ($)
------------------                      --------   -------   --------    --------   -----------    -----------
Junaid Sheikh ........................              1999     $175,000    $      0          0       $  1,986(4)
  President, Chief Executive Officer                1998     $176,973    $      0    397,286(2)    $  2,782(5)
  and Chairman of the Board               1998               $170,528    $      0    147,286(2)    $  2,722(5)
                                          1997               $149,220    $      0     87,286(3)    $    866(5)

Donald K. McCauley ...................              1999     $160,000    $      0          0       $ 45,232(6)
  Senior Vice President Finance and                 1998     $  8,513    $      0    100,000       $  1,016(7)
  Chief Financial Officer (8)

Ian Craven ...........................              1999     $145,000    $ 13,800          0       $  1,371(4)
  Senior Vice President, Engineering                1998     $145,000    $  2,000     98,125(9)    $  1,458(5)
                                          1998               $141,596    $  2,000     88,125(9)    $  1,449(5)
                                          1997               $130,000    $  5,000     58,125(10)   $    351(5)

Phillip Bennett ......................              1999     $150,000    $ 53,835          0       $    981(11)
  Executive Vice President,                         1998     $  7,981    $      0          0       $      0
  Technology and Engineering (12)

William T. Ludwig ....................              1999     $113,812    $ 40,000          0       $    841(13)
  Vice President, Sales (14)                        1998     $      0    $      0    100,000       $      0

----------
(*)  Includes options repriced in the fiscal year ending September 30, 1997.
(1)  Represents bonus compensation earned in such calendar year.
(2) Includes options to purchase 87,286 shares of the Company's Common Stock that were canceled on May 15, 1998 and repriced to $1.03125 per share.
(3) Represents options to purchase 87,286 shares of the Company's Common Stock that were canceled on February 18, 1997 and repriced to $1.3125 per share.
(4) Represents standard life insurance and key man insurance premiums in the amounts of $1,665 and $1,050 paid by the Company for the benefit of Messrs. Sheikh and Craven, respectively, and a holiday gift valued at $321.
(5) Represents standard life insurance and key man insurance premiums paid by the Company for the benefit of the named Officer.
(6) Represents standard life insurance premiums in the amount of $1,911 paid by the Company for the benefit of the named Officer, a one-year, one-time allowance paid for business use of personal automobile in the amount of $18,000, a signing bonus in the amount of $25,000, and a holiday gift valued at $321.
(7)  Represents an allowance paid for business use of personal automobile.
(8) Mr. McCauley became an employee of the Company in December 1998 and did not earn any compensation prior thereto.

(9) Includes options to purchase 58,125 shares of the Company's Common Stock that were canceled on May 15, 1998 and repriced to $1.03125 per share.
(10) Includes options to purchase 18,125 shares of the Company's Common Stock that were canceled on February 18, 1997 and repriced to $1.3125 per share.
(11) Represents standard life insurance premiums in the amount of $660 paid by the Company for the benefit of the named Officer and a holiday gift valued at $321.
(12) Mr. Bennett became an employee of the Company in December 1998 and did not earn any compensation prior thereto.
(13) Represents standard life insurance premiums in the amount of $520 paid by the Company for the benefit of the named Officer and a holiday gift valued at $321.
(14) Mr. Ludwig became an employee of the Company in December 1998 and did not earn any compensation prior thereto.

Option Grants and Stock Appreciation Rights

     No stock option grants were made during 1999 under the Company's 1995 Stock Option/Stock Issuance Plan to the Named Officers. No stock appreciation rights were granted to these individuals during such calendar year.

Option Exercises and Holdings

     The table below sets forth information concerning the exercise of options during 1999 and unexercised options held as of the end of such year by the Named Officers. No stock appreciation rights were exercised during such fiscal year or outstanding as of the end of that fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                             Number of
                                                       Securities Underlying        Value of Unexercised
                         Shares       Aggregate       Unexercised Options at      In-the-Money Options at
                      Acquired On   Value Realized           Year End.                 Year End (1).
Name                    Exercise         ($)         Exercisable/Unexercisable   Exercisable/Unexercisable
----                  -----------   --------------   -------------------------   -------------------------
Junaid Sheikh              0              $0             176,244 / 221,042           $2,344 / $7,031
Donald K. McCauley         0              $0              25,000 / 75,000              $938 / $2,812
Ian Craven                 0              $0              61,562 / 35,563               $94 / $281
Phillip Bennett            0              $0                   0 / 0                     $0 / $0
William T. Ludwig          0              $0              25,000 / 75,000              $938 / $2,812

----------
(1) Market price at year end ($0.6875) less exercise price. For purposes of this calculation, the year-end market price of the shares is deemed to be the closing sale price of the Company's Common Stock as reported on the Over-the-Counter Bulletin Board on December 31, 1999.

Ten-Year Option/SAR Repricings

     No stock options of any Named Officer were repriced during 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires such individuals to file reports with respect to their ownership of and transactions in the Company's securities. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all such reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during 1999 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 31, 2000 by (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director, (iii) each executive officer of the Company and (iv) all current directors and executive officers as a group.

                Name and Address,
                 if Required, of                               Shares               Percent of Shares
                Beneficial Owner                      Beneficially Owned (1)(2)  Beneficially Owned (1)(2)
                ----------------                      -------------------------  -------------------------
Michael Luckwell (3)...............................
  26 Catherine Place
  London SW1E 6HF United Kingdom                              3,428,750                   33.6%

American Bankers Insurance Group, Inc. (4).........
  11222 Quail Roost Drive
  Miami, FL 33157                                             2,307,692                   18.5%

El Dorado Ventures and affiliated entities (5).....
  2400 Sand Hill Road
  Suite 100
  Menlo Park, CA 94025                                          988,782                    9.7%

Scitex Digital Video, Inc. (6).....................
  c/o Scitex Corporation Ltd.
  P.O. Box 330
  Herzilya B 46103 Israel                                     1,000,000                    8.9%

Junaid Sheikh (7)..................................           1,122,251                   10.8%
Phillip Bennett (8)................................             750,000                    7.4%
Ian Craven (9).....................................             145,863                    1.4%
Donald W. Petersen (10)............................              88,748                     *
Wm. Harris Rogers (11).............................              51,957                     *
William T. Ludwig (12).............................              35,416                     *
Donald K. McCauley (13)............................              35,416                     *
Lionel M. Allan (14)...............................             173,722                    1.7%
Thomas E. Fanella (15).............................              17,500                     *
David A. Lahar (16)................................             115,000                    1.1%
Eugene M. Matalene, Jr.(17)........................              86,923                     *

All executive officers and directors as
  a group (12 persons) (18)........................           6,051,546                   55.9%

----------
*    Less than one percent (1%).
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by such person.
(2) The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to stock options which may be exercised within 60 days after March 31, 2000. Shares issuable pursuant to such options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.
(3) Includes 10,000 shares issuable upon currently exercisable options held by Mr. Luckwell.
(4) Includes the shares issuable upon conversion of the Senior Subordinated Convertible Note due March 12, 2004 (the "Convertible Notes") in the aggregate principal amount of $3,000,000 held by American Bankers Insurance Group, Inc. The Convertible Notes convert into that number of shares as calculated by dividing the outstanding principal amount of such Convertible Notes by a conversion price of $1.30, subject to adjustment. As of March 31, 2000, the $3,000,000 Convertible Note held by American Bankers Insurance Group, Inc. converts into 2,307,692 shares.
(5) Reflects share ownership as of March 31, 2000, based on the Company's records. Such information is based upon the Company's knowledge after investigation, but without independent confirmation from such entities.
(6) Includes a currently exercisable warrant to purchase 250,000 shares of the Company's Common Stock at $1.00 per share and a currently exercisable warrant to purchase 750,000 shares of the Company's Common Stock at $3.00 per share. Both warrants terminate upon the earlier to occur of (a) December 10, 2008 or (b) an acquisition or change in control of the Company.
(7) Includes 209,577 shares issuable upon currently exercisable options held by Mr. Sheikh. Also includes 912,674 shares owned indirectly by Mr. Sheikh and Mr. Sheikh's wife as Trustees of the Sheikh Revocable Trust.
(8) Includes 650,000 shares subject to a repurchase right of the Company, at the issuance price, which lapses in equal monthly increments over a period of three years, beginning December 1998. As of March 31, 2000, 379,175 shares were subject to repurchase.
(9) Includes 70,207 shares issuable upon currently exercisable options held by Mr. Craven.
(10) Represents 88,748 shares issuable upon currently exercisable options held by Mr. Petersen.
(11) Includes 51,957 shares issuable upon currently exercisable options held by Mr. Rogers.
(12) Includes 4,166 shares issuable upon currently exercisable options held by Mr. Ludwig.
(13) Includes 35,416 shares issuable upon currently exercisable options held by Mr. McCauley.
(14) Includes 60,850 shares issuable upon currently exercisable options held by Mr. Allan. Also includes 12,456 shares owned indirectly by Mr. Allan as the beneficiary of the Allan Advisors, Inc. Profit Sharing Plan FBO Lionel M. Allan.
(15) Represents shares issuable upon currently exercisable options held by Mr. Fanella.
(16) Includes 15,000 shares issuable upon currently exercisable options held by Mr. Lahar.
(17) Includes 10,000 shares issuable upon currently exercisable options held by Mr. Matalene. Also includes the shares issuable upon conversion of the Convertible Notes in the aggregate principal amount of $100,000 held by Mr. Matalene. The Convertible Notes convert into that number of shares as calculated by dividing the outstanding principal amount of such Convertible Notes by a conversion price of $1.30, subject to adjustment. As of March 31, 2000, the $100,000 Convertible Note held by Mr. Matalene converts into 76,923 shares.
(18) Includes 573,421 shares issuable upon currently exercisable options. See footnotes above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 4, 1998, the Company entered into an agreement with Phillip Bennett, as an inducement to Mr. Bennett to join the Company as Executive Vice President, Technology and Engineering. The agreement provided for the sale by the Company to Mr. Bennett of 750,000 shares of Common Stock. Of such shares, 650,000 were sold in consideration of the delivery by Mr. Bennett of a non-recourse promissory note. Effective as of June 20, 1999, the Company and Mr. Bennett amended the non-recourse promissory note to fix the note's interest rate at 5.5% and to require accrued interest to be paid monthly in advance. The largest aggregate amount of indebtedness outstanding at any time during 1999 under such note was $527,048. As of April 28, 2000, the amount outstanding under such note was $502,104.

     On December 7, 1998, the Company entered into agreements with each of Messrs. Allan and Lahar, directors of the Company, pursuant to which the Company issued 100,000 shares of Common Stock, subject to repurchase rights, to each of them primarily in recognition of their significant efforts related to the Company's acquisition by of the assets of Scitex Digital Video, Inc. In consideration of his shares in December 1998, Mr. Allan delivered a non-recourse promissory note in the amount of $65,000 with an interest rate equal to the prime rate of Comerica Bank as adjusted quarterly. Effective as of June 20, 1999, the Company and Mr. Allan terminated the Company's repurchase right with respect to Mr. Allan's 100,000 shares, vested all such shares and amended Mr. Allan's promissory note to provide the Company with recourse against the assets of Mr. Allan in the event of his default. The largest aggregate amount of indebtedness outstanding at any time during 1999 under such note was $70,464. As of April 28, 2000, the amount outstanding under such note was $72,286. In exchange for the shares sold to Mr. Lahar in December 1998, Mr. Lahar delivered a non-recourse promissory in the amount of $65,000 with an interest rate equal to the prime rate of Comerica Bank as adjusted quarterly. Effective as of June 20, 1999, the Company and Mr. Lahar amended Mr. Lahar's promissory note to make the principal and interest due on September 1, 1999 and to provide the Company with recourse against the assets of Mr. Lahar in the event of his default. The Company and Mr. Lahar have also terminated the Company's repurchase right with respect to Mr. Lahar's 100,000 shares and vested all such shares. The largest aggregate amount of indebtedness outstanding at any time during 1999 under such note was $70,464. Prior to April 28, 2000, Mr. Lahar has fully paid off all principal and interest due under the note.

     In connection with the issuance of the Convertible Notes in the aggregate principal amount of $3,500,000, the Company retained EOS Capital, Inc. to provide financial consulting services. Mr. Lahar, a director of the Company, is a managing director and the sole equity owner of EOS Capital. Upon consummation of the issuance of the Notes, EOS Capital earned a $87,500 consulting fee to be paid by the Company for its services. Upon the consummation of the issuance, Mr. Matalene also earned a $87,500 consulting fee to be paid by the Company for his financial consulting services. Mr. Matalene, who became a director of the Company upon the issuance of the Notes, is a director and stockholder of American Bankers. Both such financial consulting fees were negotiated on an arm's length basis, and the Company believes that such amount and the terms of the agreement with EOS Capital and Mr. Matalene are at least as favorable as the Company could have obtained from third parties.

     Each of El Dorado Ventures, Michael Luckwell and American Bankers are entitled to certain registration rights with respect to the Company's Common Stock owned by such stockholder. See "Common Stock Ownership of Certain Beneficial Owners and Management." The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by the Delaware General Corporation Law. The Company's Bylaws also provide that the Company shall indemnify its directors, officers, employees and agents in such circumstances. In addition, the Company has entered into indemnification agreements with its officers and directors.

     The Company has retained Lionel Allan, a director of the Company, as a consultant for legal and other business related matters. These services are in addition to his services as a director of the Company. The Company pays Mr. Allan $4,000 per month for such consulting services. Such amount was negotiated on an arm's length basis and the Company believes that such amount, and the terms of the agreement with Mr. Allan are at least as favorable as the Company could have obtained from third parties.

                         ------------------------------
                                 PROPOSAL NO. 2

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS
                         ------------------------------

     The firm of Ernst & Young LLP served as independent auditors for the Company for the year ended December 31, 1999. The Board of Directors has selected Ernst & Young LLP to continue in this capacity during 2000. The Company is asking the stockholders to ratify the appointment by the Board of Directors of Ernst & Young LLP, as independent auditors, to audit the consolidated financial statements the Company for the year ending December 31, 2000, and to perform other appropriate services.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and if he or she so desires, will be given an opportunity to make a brief statement.

     The Board of Directors unanimously recommends a vote IN FAVOR OF the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000. In the event that a majority of the shares voted at the Annual Meeting do not vote for the ratification, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Under all circumstances, the Audit Committee and the Board of Directors retain the corporate authority to change the auditors at a later date.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting other than the matter set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, it is intended that the persons named as proxy holders on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                              STOCKHOLDER PROPOSALS

     Under the present rules of the Securities and Exchange Commission, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the next year's Annual Meeting of Stockholders is expected to be January 13, 2001. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission. Stockholder proposals submitted to the Company after April 16, 2001 may be considered untimely to be voted upon at the Company's next Annual Meeting.

                           INCORPORATION BY REFERENCE

     According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference:

     "Executive Officers of the Company" from Part I of the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                        ADDITIONAL INFORMATION AVAILABLE

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUEST SHOULD BE SENT TO THE ATTENTION OF THE CHIEF FINANCIAL OFFICER AT ACCOM, INC., 1490 O'BRIEN DRIVE, MENLO PARK, CALIFORNIA 94025, OR TELEPHONED TO (650) 328-3818.

                                        By Order of the Board of Directors,


                                        /s/ DONALD K. MCCAULEY
                                        ----------------------------------------
                                        Donald K. McCauley
                                        Secretary

Dated: April 28, 2000

                                      PROXY

                                   ACCOM, INC.
                  Annual Meeting of Stockholders, June 15, 2000

   This Proxy is solicited on behalf of the Board of Directors of Accom, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 15, 2000 and the Proxy Statement and appoints Junaid Sheikh and Donald K. McCauley, and each of them, as the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Accom, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's facilities located at 1490 O'Brien Drive, Menlo Park, California 94025, on Thursday, June 15, 2000 at 3:00 p.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the following matter:

1.   To elect two Class 1 directors to each serve a three-year term.

     [ ] FOR all the nominees listed below (except as indicated).

     [ ] WITHHOLD authority to vote for all nominees listed below.

     If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

     LIONEL M. ALLAN
     EUGENE M. MATALENE, JR

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year 2000; and

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

The Board of Directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified above. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

                                    Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

                                    ____________________________________________
                                           (Print name(s) on certificate)

                                    Please sign your name(s): __________________

                                    ____________________________________________
                                              (Authorized Signature(s))

                                    Date:_______________________________________